           Energy West, Incorporated Attends Nasdaq Delisting Hearing

         Great Falls, Mont., November 22, 2004/PR Newswire-First Call/--ENERGY
WEST, INCORPORATED (NASDAQ: EWSTE-News), a natural gas, propane and energy marketing company serving the Rocky Mountain states, announced today that it attended its hearing before a Nasdaq Listing Qualifications Panel on November
18, 2004. As was previously announced, this hearing was based upon the fact that the Company did not timely file the Form 10-K for its fiscal year ended June 30,
2004, as was required by Nasdaq Marketplace Rule 4310(c)(14). In addition, on
November 16, 2004, the Company received a second notification of non-compliance from the Nasdaq staff based upon the fact that the Company had not timely filed the Form 10-Q for the quarter ended September 30, 2004, as was required by
Nasdaq Marketplace Rule 4310(c)(14). This additional issue was considered by the
Panel at the November 18, 2004 hearing. While there can be no assurance that the
Panel will grant the Company's request for continued listing, the Company's common stock will remain listed on the Nasdaq National Market pending a final determination by the Panel.

         The Company has delayed filing its Annual Report on Form 10-K for the fiscal year ended June 30, 2004 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004 in order to allow for the completion of a review of the accounting treatment of a handful of long-term contracts for purchase or sale of natural gas by its subsidiary, Energy West Resources, Inc.
The review was initiated in connection with the finalization of the audit of the
Company's financial statements for the fiscal year ended June 30, 2004. The
Company is working diligently to complete this review and will file its reports as soon as possible.

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         Safe Harbor Forward-looking Statement: Energy West is including the following cautionary statement in the release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995 for any forward-looking statements made by, or on behalf of
Energy West. Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words "anticipates," "estimates," "expects," "intends," "plans,"
"predicts," and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, risks associated with contracts accounted for as derivatives, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risks and various other matters, many of which are beyond
Energy West's control. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

         For additional information or clarification, please contact:  John Allen.

         Our toll-free number is 1-800-570-5688. Our web address is
www.energywest.com. Our address is P.O. Box 2229, Great Falls, MT 59403-2229.